May 1, 2017

FORM C-AR

Baqua, Inc.

www.baqua.com

This FORM C-AR (including the cover page and all exhibits attached hereto, the “FORM C-AR”) is being furnished by Baqua, Inc., a Delaware corporation (the “Company,” as well as references to “we,” “us,” or “our”), for the sole purpose of providing the Annual Report requirement under Regulation CF (§ 227.100 et seq.).

An issuer filing a FORM C-AR for an offering in reliance on Section 4(a)(6) of the Securities Act and pursuant to Regulation CF (§ 227.100 et seq.) must file a report with the Commission annually and post the report on its website, no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in an offering by the Company or another party, or 5) the liquidation or dissolution of the Company.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of our past offerings, nor does it pass upon the accuracy or completeness of any offering document or literature.

The securities were offered under an exemption from registration; however, neither the U.S. Securities and Exchange Commission nor any state securities authority has made an independent determination that these securities are exempt from registration.

The date of this FORM C-AR is May 1, 2017.

THERE ARE SIGNIFICANT RISKS AND UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C-AR ENTITLED “RISK FACTORS.”

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS.

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION WHERE AN OFFER IS NOT PERMITTED.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C-AR AS LEGAL, ACCOUNTING, AND/OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE INVESTOR’S PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN FINANCIAL ADVISER, COUNSEL, AND ACCOUNTANT AS TO LEGAL, TAX, AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

THE SECURITIES OFFERED HEREBY HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY PURCHASER EXCEPT PURSUANT TO SECTION 227.501 OF REGULATION CF.

Forward Looking Statement Disclosure

This FORM C-AR and any documents incorporated by reference herein or therein contain forward- looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this FORM C-AR are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this FORM C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this FORM C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward- looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this FORM C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this FORM C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

This FORM C-AR does not purport to contain information that may be required to evaluate an investment in the Company and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this FORM C-AR. The Company does not expect to update or revise this FORM C-AR or other materials supplied herewith except as required by FORM C-AR/A. The delivery of this FORM C-AR at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this FORM C-AR. This FORM C-AR is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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BUSINESS

Business Development Summary

Baqua is a Delaware corporation formed on March 14, 2014 as a Kentucky limited liability company and converted to a Delaware stock corporation on March 28, 2016. We are based in Lexington, Kentucky and our business is developing, marketing and distributing our specialty line of healthy and nutritional drinks, Baqua Ancient Grain Tisane. We market our products to the naturally functional beverage market, a growing category of the beverage industry. As of the date of this Private Placement Memorandum, Baqua has developed five flavors of our beverage product, which we intend to produce, market, sell and distribute through the development of a regional distribution system in the U.S.A. Baqua is a development stage company with limited sales revenue and customer base up to the date of this Private Placement Memorandum. Our website address is www.baqua.com.

At inception in March 2014, Baqua’s founders began the process of creating, testing and refining flavor profiles for Baqua’s Ancient Grain Tisane, using experience acquired since 2012 in experimenting with different grain recipes and fruit flavorings. Since inception, we have created and produced five different and unique flavors of Baqua’s Ancient Grain Tisane, have performed three production runs in which we bottled three of the flavors, and we have defined Baqua’s visual identity to embody and reflect the personality of our Ancient Grain Tisane: fruit and grain flavor profiles, nutrient content, and the target market for the brand line.

We create Baqua’s Ancient Grain Tisane with grains historically praised for their nutritional value: barley, amaranth, quinoa, oats, chia, buckwheat, and millet. Our corporate name, Baqua, is an acronym of barley, amaranth, quinoa and water (aqua). Baqua currently has 5 market-ready products in our functional beverage line, which consists of Baqua Ancient Grain Tisane in Apple Ginger, Lemon Mint, Blueberry Pineapple, Cherry Lime and Red Currant fruit flavors.

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Our experience in beverage development and marketing began in 2012 when our founder, Sandra Marlowe, began testing Ancient Grain Tisane flavor profiles by experimenting with different ancient grain recipes. As she began developing Baqua’s fruit-flavored and grain-based beverage products, Sandra received guidance from the University of Kentucky’s Foods Systems Innovation Center (FSIC). Baqua consulted with FSIC on acidification, pasteurization, and bottling options. FSIC also conducted a sensory study and focus group on a Baqua product line extension.

Baqua has worked with the Kentucky Small Business Development Center (“SBDC”) since 2014 to develop our products and business. At the recommendation of the SBDC, we contracted with Dr. Steven W. Pharr to conduct an early market assessment profile (EMAP) analysis for the Baqua Ancient Grain Tisane project. Baqua’s management team also studied food and beverage production by attending classes offered for food and beverage professionals by the flavor and ingredient house FONA International’s Flavor University.

Our plan to generate revenues during fiscal year 2017 involves inventory acquisition and sales and marketing plan implementation. We believe that we must raise sufficient capital from new investors to produce the product we need to effectively penetrate the functional beverage market. Once we have enough inventory to establish Baqua in the functional beverage category, we intend to amplify our marketing and distribution efforts in Kentucky and begin to penetrate our additional targeted launch market of Southern California.

Since inception to the date of this prospectus, Baqua has completed the following steps in business strategy:

●	Developed our own proprietary beverage formulations, flavor and nutrient profiles and ingredient compositions.

●	Engaged a beverage producer and packager to manufacture and bottle our product.

●	Distributed product samples for testing and feedback through athletes, coaches, friends, family and the public.

●	Developed and begun to implement a marketing plan.

●	Secured trademarks and domain names to protect our brand’s name, product, and image.

●	Launched the Baqua website at www.baqua.com.

Product Overview

Baqua’s Ancient Grain Tisane product line is a specialty line of healthy and nutritional drinks based on our natural artisan grain drink recipes and designed to compete in the new and fast-growing functional beverage category of the non-alcoholic beverage market. Our core mission is to place nutritious and functional beverages in the hands of the functional beverage consumer, always made from high-quality ingredients and pure water, using sustainable and earth-friendly processing, packaging and distribution methods. Baqua’s product design strategy leverages the key category drivers of the natural, healthful section of the functional beverage market. We aim to offer innovative products that stand out in the emerging market space we see opened by the consistent growth of the functional beverage category.

Baqua’s Ancient Grain Tisane product line offers the benefits of digestive wellness, cellular hydration, electrolyte replacement, general rejuvenation, health support and wellness. We do not make any medical claims or use ingredients that would cause the FDA to regulate our products as a drug, nor do we make any specific claims regarding the health effects of our beverages to avoid liability and regulatory issues.

Our Ancient Grain Tisane is a “whole food nutrition beverage,” designed to appeal to consumers looking for natural refreshment with great taste and no preservatives or added sugar. Baqua’s products feature a balanced formula containing healthy ingredients, blended in unique compositions intended to refresh and energize the mind and body. Baqua Ancient Grain Tisane features fresh and aromatic flavors of mixed fruits and is crafted with the seven ancient super grains: barley, amaranth, quinoa, oats, chia, buckwheat, and millet. The drink contains 100% per serving of the recommended daily allowance of Vitamin C for adults, provides electrolytes and nutrients, and contains no artificial coloring, sweeteners or additives. We also offer a gluten-free product line that does not contain barley.

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Baqua’s Ancient Grain Tisane is produced by a simple process producing a nutrient-rich grain tea that is blended with organic fruit juices for nourishment and natural flavor and served chilled. Baqua’s beverages are rich in the antioxidants that are associated with reduced levels of LDL (“bad”) cholesterol and increased heart health. Baqua products contain prebiotics that are associated with a healthy digestive system. Research has indicated that consuming barley water may help protect healthy cells from harm when receiving radiation and chemotherapy. Our products are manufactured with the highest quality nutritional ingredients available.

Baqua beverages contain no added sugars or preservatives, and have no artificial colors or sweeteners. Baqua products are sold in twelve-ounce PET bottles for convenience and portability, as they are intended for consumption before, during and after athletic activities or at any time a refreshing beverage is desirable.

Baqua’s Nutritional Attributes:

●	Rich in antioxidants

●	Contains beta-glucans, which are associated with blood sugar stabilization

●	Contains dietary fiber and pre-biotics, which are believed to promote digestive health

●	Contains potassium which research has associated with a reduction in blood pressure

●	Contains electrolytes for effective hydration which aids recovery after exercise.

Brand Identity as a Plant Based Functional Beverage

Functional beverages are the fastest growing category of the non-alcoholic drink market in the U.S. marketplace, an enduring trend that reflects steadily rising consumer demand for healthy plant based beverages that match modern lifestyles. The Baqua brand’s unique background as a natural artisan ancient grain beverage gives our Ancient Grain Tisane product line a unique place in the category, which we believe is a key part of Baqua’s marketing identity. For centuries, grain waters have been known for their health benefits. Since the time of Ancient Greece, barley waters have been used to aid digestion, increase performance and instill renewed physical vigor. Amaranth was an ancient staple of the Mayan culture of Central America and is rich in lysine, and is the only grain known to contain Vitamin C. Quinoa, which sustained the Incas of South America, is regarded to be an excellent source of antioxidant and anti-inflammatory phytonutrients. Amaranth and quinoa are the only two grains that are complete proteins, containing all 16 amino acids.

Manufacture and Distribution

Development

Through the years of experimentation and research that we have performed since 2012, Baqua’s management has developed its own proprietary beverage formulations, flavor and nutrient profiles and ingredient compositions. We have engaged Flavorcraft LLC (“Flavorcraft”), a national full-service contract and private label packer serving a wide range of client-partners in the food industry to produce and package Baqua’s beverages. We chose Flavorcraft because the company has a modern 25,000 square foot facility with production equipment, warehousing areas and a test kitchen that is certified by the Food and Drug Administration, inspected by AIB International, and features eight loading docks for receiving raw materials and shipping finished goods. We believe that these capacities will allow us to reach our initial production, sales and distribution goals for the functional beverage market.

Production

In December, 2014, with our bottler Flavorcraft, we did an initial test production run of one Baqua beverage flavor, in which we produced 1,500 bottles of our Apple Ginger flavor Baqua Ancient Grain Tisane, made with barley, amaranth, quinoa and water. We used the product produced in this test run for product research and brand promotion. For research, we conducted an active shelf life study, with the results concluding that our Baqua ancient grain beverages, when bottled, have shelf life of at least 12 months. For promotion and research, we circulated product among the athletic community at sports events, targeting athletes and coaches for feedback on the taste and image of the product. Feedback that we received was used to nurture further development of our beverage formulas during the following year of 2015.

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Our products are manufactured with the highest quality nutritional ingredients available. We utilize a streamlined manufacturing process with highly transportable non-perishable ingredients, allowing us to scale product production quickly using regional manufacturing strategies. We have planned our manufacturing and distribution organization to produce large quantities on short notice and maintain low shipping and warehousing costs. As a result, we believe that we will be able to quickly ramp up production and delivery of product for promising markets in response to developing consumption and demand, in a flexible and efficient manner.

In addition to our existing relationship with Flavorcraft, we intend to contract with bottlers and packagers with facilities located within our target markets in order to produce locally to our sales and distribution. We believe that local production will help control costs and improve the redundancy of our manufacturing and distribution organization.

In February 2017, Flavorcraft informed Baqua management that several bottles of one of Baqua’s flavors was exhibiting cloudiness. Per FDA standards, a voluntary withdrawl was enacted on all flavors and product was pulled from retail outlets. Microbiologic testing revealed the presence of mold spores. Flavorcraft management met with a production consultant that Baqua brought in and a Root Cause Analysis was performed. A cooling of product from pasteurization to sealing in the bottle appears to be the probable cause. Steps were taken to assign a production team member to conduct frequent temperature checks. A replacement run was conducted February 2017. It was observed the updated temperature check practice being used at that production run.

Beverage Marketing and Sales

As of the date of this Private Placement Memorandum, we have performed four small production runs for testing and marketing purposes, and have sold products online and in limited retail stores. We hope to eventually reach annual case sales in excess of one million in order to attract the attention of major beverage corporations who may acquire us. We believe that there is a trend in the beverage industry towards niche products such as ours. Baqua’s management team believes the key to realizing profitable sales volumes is to develop a diverse distribution system. Our goal is to develop a distribution network of Class A distributors, and we intend to target premium retailers, regional and national grocery and convenience store chains. Initially, we intend to distribute our product to natural grocery stores such as Whole Foods, Lucky’s. We also intend to market our products for sale on our website, through social media, and by means of other premium online sales outlets such as Relay and Thrive Market.

Target and Test Markets

Our distribution and sales plan focuses on the development of networks in certain urban centers in the State of Kentucky and other target markets chosen by us for their positive economic dynamics and their proximity to our operations. Our market research indicates to us that these economic centers have what we believe to be ideal economic and demographic conditions for sales of Baqua beverage products and we therefore consider them to be the best available test markets for our products.

We plan to launch Baqua in the major population hub of Central Kentucky: Lexington and Louisville. These economic areas have upper-middle income market economies and good educational rankings. We believe that as target markets, these consumer centers have demographic and economic conditions that make them optimal locations for the insertion of Baqua’s beverages into the marketplace: fast-growing economies, positive ratings for ease of doing business, and top-rated places to live and develop careers.

We believe that we must raise sufficient capital from new investors to produce the product we need to launch our sales and marketing plan, through which we intend to produce our next production run with Flavorcraft. Flavorcraft’s quote for the expense of this planned production run is approximately $50,000. We intend to launch larger marketing and distribution efforts in Kentucky with an additional targeted launch market in Southern California.

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Baqua’s operational plan for the marketing of our consumer products begins with steps to test Baqua’s beverages in our target market areas that will serve as a microcosm of the type of audience we intend to target when we scale the product nationally. We believe that our marketing theory will enable Baqua to see if our beverages and approach to marketing them work, and allow us to optimize our marketing effectiveness, without going to the expense of introducing the products in multiple locations nationally.

In trying to determine which of the largest 366 U.S. metropolitan areas serve as the best (or worst) microcosms in the U.S. for Baqua’s functional beverage products, we consulted research that ranks urban areas according to dozens of key metrics, including factors such as age, gender and income, as well as household makeup and housing tenure. A SPINS data aggregator executive recommended Los Angeles as an optimal metropolitan market test, as that region has the highest per capita consumption of single serve healthy beverages in the US. According to this research, Los Angeles is a prime urban area that is very highly ranked, due to a local population that reflect the trending better-for-you characteristics of the nation as a whole, making it an ideal test market.

Marketing and Promotion

Our marketing strategy is based on leveraging a strong digital presence to create awareness within our focused consumer group, the healthy active lifestyle buyer. We have developed the Baqua website, which is complete and operational and provides detailed descriptions of Baqua’s products and information on how to order Baqua’s products. Baqua’s social media footprint consists of our active presence on Facebook, Twitter, Instagram and LinkedIn.

Baqua’s management team believes the key to a successful marketing campaign is to target premium retailers, regional and national grocery and convenience store chains, and health clubs. Initially, we intend to market our product to premium grocery stores such as Whole Foods. Baqua is currently sold online through Amazon Prime.

Intellectual Property

Baqua currently holds three trademark registrations with the United States Patent and Trademark office, which register the Baqua brand name and logo for nonalcoholic beverages in the fruit and grain -based beverage categories. All three trademarks have been approved, are live, and are currently providing confirmation to the USPTO that Baqua has its first sales which prove engagement in interstate and intrastate commerce. The trademark registration protecting the Baqua logo, with serial number 86689915, was filed on July 10, 2015, and the trademark registrations with serial number 86257406, filed April 21, 2014, and serial number 86689913, filed July 10, 2015, protect the Baqua brand name with respect to nonalcoholic grain based beverages and nonalcoholic fruit drinks, respectively. We hold no patents.

We own a portfolio of more than 40 domain names that are related or similar to our product categories, such as “baqua.com”, “baquabrands.com”, “ancientgraintisane.com”, “ancientgraindrinks.com” and “ancientgrainbeverages.com”, to name a few. We bought these domains for the purpose of effective internet marketing of our products as well as for the protection of our trademarks and our market stance from future potential competitors.

We believe that our intellectual property, including trademarks, service marks, website domain names and other proprietary rights, to be assets that potentially may grow in value if Baqua’s business is successful. Our business strategy prioritizes the establishment and protection of our intellectual property. We intend to pursue registrations of the registrable trademarks, service marks and patents that Baqua develops in the future wherever we sell our products.

We develop our beverage products with our own proprietary ingredient formulations, flavor profiles and nutrient compositions. We protect our product formulas and recipes through our agreements with our manufacturer. Our manufacturing agreement with Flavorcraft LLC, the co-packer that produced our initial test run in December 2014 and our small production runs in December 2015, December 2016, and February 2017 stipulates that Baqua retains the rights over all of our recipes, ingredients and flavors. Wherever appropriate and as applicable, we intend to protect our research and development investments by filing patent applications for proprietary product technologies or ingredient combinations, or by protecting that proprietary information as trade secrets to the maximum extent permitted by law.

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Qualified Business Activity under the Kentucky Angel Investor Act Program

Baqua is a Kentucky company, developing and manufacturing a unique functional beverage using raw materials and innovative manufacturing methods created and developed in Kentucky. As a unique Kentucky beverage innovator, Baqua’s business satisfies the qualified activity requirement for the Kentucky Angel Investment Act Program in two ways. The first way is the application and development of thermo-mechanical processed grain technology used in manufacturing. The second way is our active development of healthy alternative ready-to-drink grain beverages for the public.

At Baqua, we work towards adding healthy food and beverages to the list of attributes that Kentucky is known for. Unfortunately, Kentucky high school students have the highest obesity rates in the U.S. Studies indicate that obese teenagers have better than 50% chance of becoming obese adults. Diabetes rates are epidemic, and the crushing costs of treatment are a serious strain to our healthcare system. Healthy beverage options that will be part of better-for-you choices with the potential to improve the health of Kentuckians and consumers around the world.

Since our beginnings as a company, Baqua has embraced Kentucky by sourcing our vendors locally, including our labor force, bottling partner and analytical services. We will continue to provide jobs to Kentucky companies and fellow Kentuckians. As we implement more technology into our drink products and grow our company the employment footprint will increase in size.

Baqua’s mission is to provide healthy drinks to the public. Our technology of incorporating grain based colloidal material does provide health benefits into a typical diet. Baqua uses not only common grains such as barley and oats, but special grains that are having resurgence in the market place such as quinoa and amaranth. These ancient grains form the base of our healthy alternative drinks. Research plans are in development to explore the amount of nutrition that can be captured in our process and improved. This research will span outside our doors into neighboring higher learning institutions.

With the assistance of a technology-based company in Kentucky, we plan on using local agricultural products to produce value-added ingredients that should be patentable moving into 2017. Kentucky has a bounty of agricultural products from grains to grasses such as chia and hemp. These will be our building blocks moving forward.

Baqua is pleased to provide more detail of its agricultural research, which is part of advanced manufacturing to meet the qualifying activity. Baqua has brought a new advanced technology into the state of Kentucky based on providing value added agricultural products. We use and are developing applications for a thermo-mechanical processing technique to convert grain into hydrocolloid material. This advanced technology is significantly different than using a cooking method to provide the nutrition of the grains. The application of the hydrocolloid material is of much interest to Baqua and is considered highly technical and proprietary to the company. The quality control aspect of providing food is always of paramount importance and our new technology is of no exception. The quality of our ingredients further sets the bar high in the ready to drink sector of the industry. We oversee quality control of the ingredients of which the colloidal material is special.

We are further developing this technology to apply it to additional grains. The grains are combined with wholesome ingredients to provide a healthy drink alternative to the public. To the best of our knowledge, the application and development of this technology and these ingredients is only being conducted in Kentucky by Baqua. Our manufacturing process uses an ancient grain powder blend sourced form a fifth generation family business that licenses the production technology from a patent held by the USDA. in the crafting of its healthy drinks. The patent on that manufacturing process is held by the USDA and licensed by the manufacturer that we source the powders from. We are now developing a line extension using hemp and possibly chia. Both chia and hemp are grown in Kentucky. This nutritious drink would offer consumers another excellent option for hydration and well being, as it contains plant derived phytonutrients. We are not aware of any company doing what we are considering with these seeds and grains. The proposed unique manufacturing process may qualify for IP protection. Part of the funding we wish to receive will cover patent filing costs.

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Competition

The sale of alternative drink formulations to the beverage industry is competitive. We expect competition to intensify in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the market place. We currently compete or potentially will compete with a number of other companies whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us. We face competition from larger well-established natural beverage producers and other industry participants that have greater financial and managerial resources, more experience in developing drink recipes and brands, and have greater name recognition than Baqua. Management believes we can compete effectively but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

A number of companies market and distribute plant based beverages including Rebbl, Temple Turmeric, multiple marketers of coconut water, such as Zico, the brand owned by Coca-Cola, as well as probiotic drinks such as kombuchas, and Kevita, which is owned by PepsiCo. To our knowledge, there exists no other clean label ready-to-drink barley water product on the market in the functional beverage category. Coconut waters do not have a sodium profile needed for sports nutrition. For these reasons, we believe that our products will be unique and on trend in the highly competitive in the functional beverage market.

A British company, Robinsons, sells Robinsons Barley Water in the U.S., however, the product contains sugar, saccharin, and chemical preservatives, and is a concentrate that must be mixed with water prior to serving, sold in 28.7 fluid ounce bottles. Robinsons is not marketed as a Ready to Drink functional beverage. And we do not believe that Robinsons barley water beverages are directly competitive to Baqua products.

The principal areas of competition are pricing, packaging, development of new products and flavors as well as promotional and marketing strategies. Baqua will compete with other sports nutrition drinks in the functional beverages category that are produced by a number of companies, many of which have substantially greater financial, marketing and distribution resources than does Baqua.

Government Regulation

Many aspects of our anticipated business activities are subject to extensive regulation in the U.S. The research, development, manufacture, processing, packaging, labeling, distribution, sale, advertising, and promotion of the Company’s products, and disposal of waste products arising from these activities, are subject to regulation by one or more federal agencies and their state equivalents, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Environmental Protection Agency (“EPA”), the U.S. Department of Agriculture (“USDA”), and the Consumer Product Safety Commission (“CPSC”).

The FDA regulates almost all aspects of the manufacturing, packaging, labeling, holding, sale, and distribution of food and nutritional supplement products. The agency has broad regulatory authority in this domain, as well as a host of enforcement tools to ensure regulatory compliance. The FDA has the authority to conduct facility inspections, issue inspectional observations, and issue enforcement letters regarding non-compliance (called “untitled letters” and “warning letters”). The agency also has the power to publicize regulatory violations, to recall products that pose serious health hazards, and to pursue enforcement actions in federal courts, including product seizures, injunctions, or criminal prosecutions. The recently enacted FDA Food Safety Modernization Act (“FSMA”) has increased FDA’s authority with respect to food safety. As the agency begins to implement this law, there will likely be increased regulation and increased regulatory scrutiny with respect to food and nutritional supplements.

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The FDA regulates food under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Food must be manufactured in accordance with current Good Manufacturing Practices (“CGMP”), a stringent set of regulations that prescribe extensive process controls on the manufacture, holding, labeling, packaging, and distribution of dietary supplements. FDA imposes specific requirements for the labels and labeling of food and nutritional supplements, including the requirements of the Food Allergen Labeling and Consumer Protection Act of 2004 (“FALCPA”), which mandates declaration of the presence of major food allergens.

DSHEA permits statements of nutritional support to be included in labeling for dietary supplements without FDA pre-approval. Such statements may describe how a particular dietary ingredient affects the structure or function of the body or general well-being, but may not state that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease unless such claim has been reviewed and approved by FDA. A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. In some circumstances it is necessary to disclose on the label that FDA has not evaluated the statement, to disclose the product is not intended to diagnose, treat, cure or prevent a disease, and to notify FDA about the use of the statement within 30 days of marketing the product.

The FTC exercises jurisdiction over the advertising of various products, including food and dietary supplements. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in consent decrees and the payment of civil penalties and/or restitution by the companies involved.

The Company is also subject to regulation under various state and local laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and over-the-counter drugs. For example, Proposition 65 in the State of California sets forth a list of substances that are deemed ones that pose a risk of carcinogenicity or birth defects. If any such ingredient is contained in a nutritional supplement, the product may be lawfully sold in California only if accompanied by a prominent warning label alerting consumers that the product contains an ingredient linked to cancer or birth defect risk. Private actions as well as California attorney general actions may be brought against non-compliant parties and can result in substantial costs and fines.

In addition, from time to time in the future, the Company may become subject to additional laws or regulations administered by the FDA, the FTC, or by other federal, state or local regulatory authorities, to the repeal of laws or regulations that the Company generally considers favorable, such as DSHEA, or to more stringent interpretations of current laws or regulations. The Company is neither able to predict the nature of such future laws, regulations, repeals or interpretations, nor what effect additional governmental regulation, if and when it occurs, would have on its business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on the Company’s business.

Employees

As of April 30, 2017,Baqua, Inc has three full time employees, one of whom is an executive officer of Baqua. Additional hiring will occur as the company has sufficient capital or financing to fund the launch of its business plan.

Property

In April 2016, the Company subleased approximately 500 square feet of office space at 325 West Main Street, Suite 300, Lexington, Kentucky, 40507. Baqua has signed a month-to-month rental agreement with Community Trust Bank, who owns the floor of the building where Baqua offices are located. The Company agreed to pay $500.00 per month for the space, with no security deposit required from the Company. The Company agreed to give a ninety-day advance notice if and when it decides to vacate the premises. Baqua does not own this, or any, property.

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Legal Proceedings

As of the date of this FORM C-AR, the Company is not a party to any litigation or administrative action that, to the knowledge of the Company, could materially affect its respective operations. Further, the Company is not aware of any threatened (whether in writing or otherwise) litigation or administrative action that may have a material effect upon the Company’s business, financial condition, and/or operations.

No petition for bankruptcy, receivership, or similar proceedings has been filed by or against the Company.

RISK FACTORS

Risks Related to Our Financial Condition and Operations

We are a development stage company organized in May 2014 and have not commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in March 2014 as a Kentucky limited liability company and converted to a Delaware stock corporation on March 28, 2016. As a result of being a start-up company we have (i) generated no revenues, and (ii) an accumulated deficit of $59,118 as of the period ended December 31, 2015. We have been focused on market research, beverage recipe formulation and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business plan of operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. We do have a market-ready product that is ready for production and distribution, however, we currently do not have any customers. As such, we have generated no revenues and there can be no assurances that we will generate any revenues in the future.

Because management has no experience in the functional beverage business, our business has a higher risk of failure.

Our Chief Executive Officer has been developing our functional beverages since 2012, and does not have experience marketing and selling functional beverages. In addition, we do not have any employees with experience in this business sector. As a result, we may not be able to recognize and take advantage of product, related service and market trends in the sector and we may be unable to accurately predict consumer demand. In addition, our director’s decisions and choices may not be well thought out and our plan of operations, earnings and ultimate financial success may suffer irreparable harm as a result.

If we are unable to generate a substantial customer base for our products, our business will fail.

The success of Baqua’s business requires that we sell our product to consumers at a profit. Since our revenue will be generated exclusively from our sales of our beverage products, we need to attract enough people to buy our product to cover our costs. If we are unable to attract enough customers to purchase our products, we will generate losses and cause our business to fail.

The sale of ingested products involves product liability and other risks.

Like other distributors of products that are ingested, the Company faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury. The product that the Company intends to sell in the U.S. is subject to laws and regulations, including those administered by the FDA that establish manufacturing practices and quality standards for food products. Product liability claims could have a material adverse effect on the Company’s business. Distributors of vitamins, nutritional supplements and minerals, have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of the Company’s insurance coverage would harm the Company by adding costs to its business and by diverting the attention of senior management from the operation of its business. The Company may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances. Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for the Company and reduce its revenue. In addition, the products the Company distributes, or certain components of those products, may be subject to product recalls or other deficiencies. Any negative publicity associated with these actions would adversely affect the Company’s brand and may result in decreased product sales and, as a result, lower revenues and profits.

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Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of the Company’s products. If these types of requirements become applicable to the Company’s products under current or future environmental or health laws or regulations, they may inhibit sales of such products.

We will be competing with better-established companies.

Baqua will not be the first company to attempt to develop natural beverages intended to enhance sports nutrition. There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, Baqua will face competition from better-established companies that may have better local, regional and national marketing, production and distribution networks, and whose efforts may produce larger sales and revenues.

We may face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The beverage industry is highly competitive, with low barriers to entry, and we expect more companies to enter the sector and a wider range of and related products to be introduced. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than Baqua and have been developing their products longer than we have been developing ours.

Due to our lack of operations we have not yet proven profitable.

To date Baqua has not commenced selling of our products. We do not presently have a product placed with any distributor or retailer, and we currently do not have any customers. We cannot assure that we will achieve or attain profitability in 2017 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition.

Our business plan is speculative.

Our planned business is speculative and subject to numerous risks and uncertainties. The development and marketing of our alternative beverage products may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or for other reasons. There is no assurance that we will ever earn revenue or a profit.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Baqua’s business is speculative and dependent upon acceptance of our potential branded and non-branded products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our beverage products. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

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Unfavorable economic conditions or other factors may affect our ability to raise capital.

Unfavorable economic conditions or other factors could increase Baqua’s funding costs and/or limit our access to the capital markets. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Baqua’s success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. Baqua will generally be dependent upon Sandra W. Marlowe, Byron Marlowe and Rachael Marlowe for the direction, management and daily supervision of our operations.

We have no independent directors.

Currently, Baqua’s board of directors has one member, our founder Sandra W. Marlowe. None of our directors are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards. Currently we do not have any committees of the board of directors. We plan to form audit and compensation committees in the future, but need to add one or two independent directors with financial acumen before we can form those committees.

Failure to effectively manage our potential growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Baqua’s expansion of our business strategy and our potential growth is expected to place a strain on Baqua’s managerial, operational and financial resources and systems. Further, as Baqua’s business grows, we will be required to initiate, develop and manage multiple commercial relationships. Any growth by Baqua, or an increase in the number of our strategic relationships or litigation, may place additional strain on our managerial, operational and financial resources and systems. Although Baqua may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

If we are unable to successfully market our brand our business may be negatively affected.

Our success with the product may be dependent upon our ability to market our Baqua brand and deliver Baqua beverage products. As is typical with new products and brand recognition, demand for and market acceptance of Baqua’s alternative beverage products is subject to uncertainty. Achieving market acceptance for Baqua’s functional beverage products may require substantial marketing and other efforts and the expenditure of significant funds to create customer demand. There can be no assurance that our efforts will be successful. The failure of Baqua products to gain sufficient market acceptance could adversely affect the image of our Company and the demand for our products now or in the future. This may have an adverse and material effect on our results of operations, financial condition, and viability as a Company.

Increases in raw materials, packaging, and distribution may adversely affect the Company.

Our financial results materially depend upon the costs of raw materials including production and packaging, and our ability to pass these costs onto our customers. Fluctuations in the cost of raw materials may occur due to changes in supply and demand, general economic conditions, and other factors. Fluctuations in our costs for packaging materials can result from changes in supply and demand, general economic conditions, and other factors. In addition, changes in the costs of distribution due to commodity prices or other aspects of the distribution process, including but not limited to oil and gas prices, may result from any number of factors such as changes in supply and demand, seasonality, and the current risk premium associated with the prices of our raw materials.

In the event of any increase in the cost of raw materials, packaging, or distribution expenses, we may be required to charge higher selling prices for our products to avoid margin deterioration. We cannot provide any assurances regarding the timing or the extent of our ability to successfully charge higher prices for our products, or the extent to which any price increase will affect future sales volumes and as a result, may have a material and adverse effect on our results of operations, financial condition and viability as a Company.

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We are dependent on the contracted services of third-party beverage bottlers to manufacture and package our product, therefore any slowdown or inability to manufacture and package our product may have an adverse and material effect on the financial condition of our business.

Baqua is and will continue to be dependent on our third-party beverage bottlers to manufacture and package our beverage products. We will be substantially dependent on our ability to maintain these third-party relationships and our revenue-generating capabilities rest on their ability to manufacture and package our product to certain quality specifications before distribution. Failure by Baqua to maintain commercial relationships with our third-party bottlers to manufacture and package substantial quantities of our product with the specified quality, or failure by their equipment could have a material and adverse effect on the results of operations and financial condition of the Company.

Failure to maintain existing, and secure adequate additional, production and distribution agreements may have an impact on the financial condition of the Company. We require widespread distribution of our beverage product to interest consumers. As per Baqua’s business plan, we intend to develop and maintain distribution agreements with premium supermarkets, alternative beverage retailers and food distributors. However, we can make no assurance that we will ever enter into distribution agreements with any or all of the above listed channels of distribution and upon the expiration of any distribution agreements, we can make no assurances that we will be able to enter into new distribution agreements with the same or additional retailers and distributors, if at all. If Baqua is unable to make suitable distribution arrangements, we will likely incur losses that impair the financial condition of our business. If we are unable to secure distribution of our products, the viability and growth prospects of the Company may be materially and adversely affected.

An economic downturn could result in reduced sales and lower revenues and profitability.

Purchases of Baqua beverage products may be affected by negative trends in the general economy that adversely affect consumer spending. Any reduction in consumer confidence or disposable income in general may affect alternative beverage companies more significantly than companies in industries that rely less on discretionary consumer spending.

If our product does not deliver the intended or advertised benefits, the Company may be adversely affected.

If for any reason consumers find that Baqua beverage products do not adequately deliver on our claims or advertisements, the Company may see a substantial decrease in sales, revenue, and the value of our brand. Therefore, any claim, whether real or imagined, that Baqua beverage products does not adequately deliver the advertised benefits may have an adverse and material effect on our results of operations, financial condition, and viability as a Company.

We are subject to inventory risk.

The Company’s beverage products will be tested for stability and each product will have associated with it an expiration date after which the product cannot be sold. In order to provide the freshest product possible, Baqua will make every attempt to produce our beverage products on a just-in-time basis through regional bottlers. However, as sales trends change it will be possible for the Company to over-produce finished goods inventory or have excess raw materials that are not used before their expiration dates. Should sales trends change too rapidly or should manufacturing planning be poor, Baqua could be subject to larger than normal expenses for writing off inventory which would affect the financial condition of the Company and results of operations during the period in which larger than expected write downs of inventory were to occur.

We are dependent on certain specialized ingredients from a specific supplier for the manufacture of our beverages, and any shortage, delay, or other difficulty in obtaining these necessary ingredients could have a material and adverse effect on the Company. We are dependent on these certain ingredients to continue to produce and manufacture our product. Any difficulty in obtaining these necessary ingredients, including but not limited to shortage, delay, and natural or man-made disasters, including but not limited to floods, fires, drought, tornado, or hurricane, could have a material and adverse effect on our results of operations and financial condition. As our formulas have a specific limited source, no viable alternatives or substitutes may exist to our formulation, as such, if the problem in obtaining the ingredients is long-term in nature, the viability of the Company may be materially and adversely affected.

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The Company is subject to risks associated with national trends and consumer behavior.

Baqua intends to sell its products nationally through several channels of distribution. As such, we will not be immune from trends in the national economy. Negative employment, a slowdown in the housing market and other economic trends directly affect the average consumer’s purchasing ability that in turn would affect the Company’s sales. Uncertainty due to world events can affect the general willingness of consumers to spend on any item that the consumer may not feel is essential, including the Company’s functional beverage products. This would have a material adverse effect on the Company’s business. Additionally, consumer needs and purchasing behavior can change at a rapid pace. In order to be successful, the Company must be able to anticipate and adapt to these changes. There is no assurance that the Company can successfully anticipate these changes in consumer behavior or that it can successfully adapt to them.

The Company may not be able to protect any intellectual property rights we may develop effectively, which would allow competitors to duplicate or replicate our products and/or services limiting our ability to compete. This could adversely affect the Company’s ability to compete.

Baqua expects intellectual property to be critical to its prospects and ability to compete, and if it fails to protect any intellectual property rights it develops adequately, competitors might gain access to our products. The Company relies primarily on trademark and trade secret laws in the United States, as well as license agreements, third-party non-disclosure and other agreements and other contractual provisions and technical measures to protect any intellectual property rights it may develop. Baqua attempts to negotiate beneficial intellectual property ownership provisions in its contracts and also requires or will require employees, consultants, advisors and collaborators to enter into confidentiality agreements in order to protect the confidentiality of any proprietary information. Additionally, laws and the Company’s actual contractual terms may not be sufficient to protect the Company’s beverage products and concepts from use or theft by third parties.

Furthermore, Baqua cannot assure you that any protections would be adequate or available to prevent competitors from independently developing products that are substantially equivalent or superior to any products that may be developed by the Company. We may have legal or contractual rights that we could assert against illegal use of any intellectual property rights we may one day have, but lawsuits claiming infringement or misappropriation are complex and expensive, and the outcome would not be certain. The efforts we have taken to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We also rely on trade secrets and contract law to protect some of our proprietary technology.

If we infringe on the intellectual property rights of third parties, we may have to defend against litigation and pay damages and our business and prospects may be adversely affected.

If a third party were to assert that Baqua’s beverage products infringe on their patent, copyright, trademark, trade secret or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or limit their purchase or use of our affected products until resolution of the claim.

If any of Baqua’s beverage products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures of time and money and may not be successful. Accordingly, any claims or litigation regarding our infringement of intellectual property of a third party could have a material adverse effect on our business and prospects.

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Our success may depend upon our ability to protect our proprietary formulations, trademarks and trade secrets. We rely on a combination of trademark and trade secret laws including nondisclosure and other contractual agreements with employees and third parties to protect our proprietary formulas and trademarks. There can be no assurance that the steps we take to protect Baqua’s proprietary and intellectual property rights will be adequate to protect misappropriation of such rights or that third parties will not independently develop equivalent or superior formulations and production and distribution methods. We have initiated proceedings in the United States Patent and Trademark Office for our Baqua beverage products that may demand significant financial and management resources. If our trademarks are not approved, or similar formulas and/or brands are created, this may have a material and adverse effect on our results of operations and the viability of the Company.

If Baqua or our retailers are the subject of product liability claims, we may incur significant and unexpected costs and our business reputation could be adversely affected and if we experience product recalls, we may also incur significant and unexpected costs and our business reputation may be adversely affected.

While the safety and quality of Baqua beverage products is of substantial importance to the Company, we may be exposed to product liability claims and adverse public relations if consumption or use of our products is alleged to cause injury, illness, or death. Our insurance may not be adequate to cover all liabilities we incur in connection with product liability claims. We may not be able to continue to maintain our existing insurance or obtain comparable insurance at a reasonable cost, if at all. A product liability judgment against Baqua, or our agreement to settle a product liability claim, could also result in substantial and unexpected expenditures, which would reduce operating income and cash flow. In addition, even if product liability claims against us are not successful, or are not fully pursued, in defending these claims we would be likely to incur significant costs.

We may be exposed to product recalls and adverse public relations if our beverage products are alleged to cause injury, illness, or death, or if we are alleged to have violated any governmental regulations. A product recall could result in substantial and unexpected expenditures, which could reduce our operating income and cash flows. In addition, a product recall may require significant management attention. Product recalls may damage the value of the Baqua brand and lead to decreased demand for our products and a significant decrease in revenue. Product recalls may also lead to increased scrutiny by federal, state and local regulatory agencies, and could have a material adverse effect on our brand, business, results of operations and financial condition.

These claims, if any, may be time-consuming and require management to spend time defending the claims rather than operating our business. Product liability claims, or any other events that cause consumers to no longer associate the Baqua brand with high quality and safety may decrease the value of our brand and lead to lower demand for our product in addition to the possibility of significantly decreased revenue. Product liability claims may also lead to increased scrutiny of our operations by federal and state regulatory agencies, and could have a material and adverse effect on our brand, results of operations, financial condition, and viability as a Company.

The increased costs associated with, and inability to obtain, adequate product liability insurance could adversely affect our profitability and financial condition.

The potential for product liability claims, among others, has resulted in, and may continue to result in, significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits. We cannot assure you that future increases in such insurance costs and difficulties obtaining high policy limits will not adversely impact our profitability, which may impact our operating results and growth.

Our insurance coverage may not be adequate if a catastrophic event occurred.

While management attempts to obtain, and believes it presently has, reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, we cannot guarantee that our policy limits for property, casualty, liability, and business interruption insurance currently in force, including coverage for acts of terrorism, would be adequate should a catastrophic event occur related to our property, equipment, or product, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. Once our coverage expires, we cannot guarantee that adequate coverage limits will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our speedway facilities could have a materially adverse effect on our financial position and future results of operations if asset damage and/or company liability was to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay our related claims or damages which may significantly impair our ability to obtain such insurance coverage in the future.

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We rely upon limited product offerings.

Baqua produces one product, our Ancient Grain Tisane, in a variety of flavors. This lack of diversification could make us vulnerable to changes in beverage industry fundamentals and adverse industry developments. At this time, we intend to only bring to market this single product in a variety of flavors, as described in our business plan. This lack of diversification in our business operations may expose us to significant risks and volatility within our operating and profitability metrics. Any significant changes within the market, industry, competition, or demand for the products, industries may have a material and adverse effect on the financial condition of the Company.

Investments in small businesses such as the Company are highly speculative and risky so only investors that can bear the complete loss of their investment should invest in the Securities.

Baqua’s management is inexperienced and investors will not be able to evaluate Baqua due to our lack of operating history. As a small business, Baqua may also depend heavily upon a single customer, supplier, or employee, the loss of which would seriously damage our profitability. The demand for Baqua’s functional beverage product may be seasonal or be impacted by the overall economy, or Baqua could face other risks that are specific to the alternative beverage industry. Baqua may also have a hard time competing against larger or better-capitalized alternative beverage companies who are able to negotiate for better prices from suppliers, produce goods and services on a larger or more economical scale, or take advantage of larger marketing budgets. Furthermore, Baqua could face risks from lawsuits, governmental regulations, and other potential impediments to our growth.

According to the U.S. Small Business Administration, half of all new businesses fail within 5 years.

Small investors typically have very little power, so they are generally unable to influence the management decisions that affect the viability of the Company and potential profitability of the investment. New investors are often asked to pay more money for their shares than the issuer’s officers or principal owners (who may have contributed “sweat equity”). Furthermore, the value of the small investor’s ownership share in the Company’s assets (the “tangible book value”) is almost always less than the amount paid for the shares. It may be difficult or impossible to recover your money if the investment does not perform as expected. Due to limited regulatory oversight over these types of offerings, investors may be left on their own to pursue costly private lawsuits if things go wrong.

We cannot assure you that we will effectively manage our growth, if any.

The scope and complexity of Baqua’s business may increase significantly. Baqua’s management lacks experience and may not be able to manage our growth effectively. To effectively manage our growth, we must effectively produce, market and sell our functional beverage product. This could negatively affect our business performance. The growth and expansion of our business and products would create significant challenges for our management, operational, and financial resources, including managing multiple relations with beverage ingredient suppliers, brewers and bottlers, advertisers, distributors and retailers, and other third parties.

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Risks Related to Our Securities

We are a development stage company organized in May 2014 and have not commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in March 2014 as a Kentucky limited liability company and converted to a Delaware stock corporation on March 28, 2016. As a result of being a start-up company we have (i) generated no revenues, and (ii) an accumulated deficit of $59,118 as of the period ended December 31, 2015. We have been focused on market research, beverage recipe formulation and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business plan of operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. We do have a market-ready product that is ready for production and distribution, however, we currently do not have any customers. As such, we have generated no revenues and there can be no assurances that we will generate any revenues in the future.

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 8,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in Baqua. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders’ ownership in us.

Our principal shareholders own voting control of Baqua.

Our current officers, directors, founders and principal shareholder currently own a total of 1,890,500 shares of our common stock or approximately 90.99% of the total issued and outstanding capital stock of the Company. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

Our founders, directors and executive officers are among the Company’s largest stockholders, they can exert significant control over the Company’s business and affairs and have actual or potential interests that may depart from those of the shareholders.

The Company’s founders, directors and executive officers own or control a significant percentage of the Company. Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

●	to elect or defeat the election of the Company’s directors;

●	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

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Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

There is no marketability or liquidity of our Shares.

The nature of early stage investing dictates a long period between the initial investment and realization of gains, if any. Such investments, if successful, typically take a number of years from the date of investment to reach a state of maturity where distributions or liquidation are possible. Moreover, an investment in us will be subject to restrictions on transfer because these are unregistered securities. There is no established public market for the offered Shares or any of our securities, nor is any such market likely to develop in the foreseeable future. None of our securities have been registered under the Securities Act of 1933, nor qualified under applicable state or other security laws, and we have no present plans to register any of our securities for public sale. None of our securities, including the offered Shares, may be resold or otherwise transferred unless they have been registered under the Securities Act of 1933 and qualified under applicable state or other security law, or unless they are exempt from such registration. This is a long-term investment. Therefore, the securities will bear restrictive legends. Therefore, the securities will not be readily liquidated in the event of an emergency. Purchasers must be prepared to hold the securities for an indefinite period of time. The Company will have no obligation to redeem Shares under any circumstances.

The Shares will bear the following legend: “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.”

The Securities will not be registered, and no one has passed upon either the adequacy of the disclosure contained herein or the fairness of the terms of the offering.

No governmental agency has reviewed the offerings posted on this Site and no state or federal agency has passed upon either the adequacy of the disclosure contained herein or the fairness of the terms of any offering. The exemptions relied upon for such offerings are significantly dependent upon the accuracy of the representations of the Investors to be made to the Company in connection with the offering. In the event that any such representations prove to be untrue, the registration exemptions relied upon by the Company in selling the securities might not be available and substantial liability to the Company would result under applicable securities laws for rescission and/or damages.

The securities will have restrictions on transferability; there is no public trading market for the Securities and one may never develop or, if it does, it may not be maintained of available to you.

Transfer of the Securities is subject to restrictions on transfer. There is currently no public trading market for the Securities and it is not anticipated that any such public market will develop in the foreseeable future. In particular, none of our Securities will be registered under any federal or state securities law, and the Securities are being offered and sold in the Offerings in reliance upon exemptions from the registration requirements of those laws. Those exemptions require that the Securities be purchased for investment purposes only, and not with a current view toward their distribution or resale. Unless the Securities are subsequently registered with the Securities and Exchange Commission and any required state securities authorities, or appropriate exemptions from registration are available, you may be unable to liquidate your investment in the Company – even if your financial condition makes such liquidation necessary. In addition, none of our Securities will likely be readily acceptable as collateral for loans. Accordingly, prospective investors who require liquidity in their investments should not invest in the Securities. An investment in the Securities should only be made by those who can afford the loss of their entire investment.

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Even if Baqua becomes a publicly-listed and reporting company, of which no assurances can be given, we cannot predict whether an active market for our Securities will ever develop in the future. In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for shares of our Securities may be limited; and

●	A lack of visibility for shares of Securities may have a depressive effect on the market price for shares of our Securities.

The terms of the Offerings have been arbitrarily determined.

If you purchased the Securities in the Offerings you acknowledged and agreed that you are paying a price that was not established in a competitive market, nor by professional valuation consultants. Rather, you are paying a price that was arbitrarily determined by the Company and its advisers. The Offering price for the Securities may bear no relationship to our assets, book value, contracts, intellectual property, customer lists, third-party relationships, historical results of operations or any other established criterion of value, and may not be indicative of the fair value of the securities. The trading price, if any, of the Securities that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you pay.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held company, Baqua is currently not subject to the Sarbanes Oxley Act of 2002, and its financial controls reflect its status as a small, non-public company. The Company does not have the internal infrastructure necessary to complete an attestation about its financial controls that may be required under Section 404 of the Sarbanes Oxley Act of 2002. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls. If it were necessary to implement such financial controls, the cost to the Company of such compliance could be substantial and would have a material adverse effect on the Company’s results of operations.

Future issuances of securities could adversely affect the position of current holders of our securities.

Baqua’s charter authorizes the issuance of debt securities (including but not limited to convertible instruments), stock options, warrants, and preferred stock with various and different designations, rights, and preferences than other securities issued by the Company, as determined from time to time in the sole and absolute discretion of our board of Directors. Accordingly, our board of Directors is empowered, without stockholder approval, to issue different classes and types of securities and in amounts and with dividends, liquidation, conversion, voting, and other rights that could adversely affect the ownership percentages, securities values, voting power or other rights of other holders of our securities.

In the event of issuance, such securities could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or, alternatively, granting the holders of those securities rights that would entrench management and/or Directors. If the holders of our securities desired to remove current management or Directors it is possible that our board of Directors could issue securities which grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by other securities holders to remove current management or Directors. In doing so, management would be able to severely limit the rights of certain classes of stockholders to elect or modify the board of Directors.

The Company does not have audited financial statements for yearend 2016 nor is it required to provide investors with any annual audited financial statements or quarterly unaudited financial statements.

The Company does not have audited financial statements or audited balance sheets for yearend 2016, nor were they reviewed by outside auditors. Furthermore, as a non-reporting SEC company, the Company is not required to provide you with annual audited financial statements or quarterly unaudited financial statements.

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The availability of shares for sale in the future could reduce the market price of our securities.

In the future, we may issue securities to raise cash for operations and acquisitions of trademarks and/or competing companies. We have and in the future may issue securities convertible into some type of equity in the Company. Any of these events may dilute stockholders’ ownership interests in our company and have an adverse impact on the price of our securities. In addition, sales of a substantial amount of our securities in the public market, or the perception that these sales may occur, could reduce the market price of our securities. This could also impair our ability to raise additional capital through the sale of our securities. Any actual or anticipated sales of shares by our stockholders may cause the trading price of our securities to decline.

We do not anticipate declaring any cash dividends on our equity securities, which may adversely impact the value of our stock.

We have never declared or paid cash dividends on our equity securities and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, the securities you purchased in the Company may be less valuable because a return investment will only occur if the value of the securities you own appreciates.

The securities issued in by the Company in private placements may dilute your percentage ownership interest and adversely change the value of the Securities.

In connection with our current, ongoing and prior private placement offerings, we have outstanding warrants that are exercisable for an aggregate of up to 209,110 shares of our common stock, at $2.00 per share. Because the market for our securities is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our securities. Furthermore, the mere existence of a significant number of shares of securities issuable upon the exercise of warrants may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our securities.

Risk Factors relating to the Company’s Intended Regulation A offering

There can be no assurance of a successful Regulation A offering qualification or any other liquidity event.

Although the Company intends to file a Regulation A offering circular on Form 1-A under the Securities Act of 1933, as amended, with the SEC to qualify for sale common stock of the Company by certain stockholders as soon as reasonably possible following the completion of this Regulation Crowdfunding offering, no assurance can be given that any resale qualification or other liquidity event will be consummated or that, if consummated, it would result in increased value of the Securities.

Regulation A ongoing reports do not satisfy the current information requirements of Rule 144 and Rule 144A.

The SEC has determined that the required ongoing reporting requirements of Regulation A’s Tier 2 do not constitute “adequate public information” or “reasonably current information” on a year-round basis. On the contrary, the SEC has determined that quarterly reporting is an integral part of the resale safe harbors provided for in Rule 144 and Rule 144A that contemplate the provision of ongoing and continuous information. The semiannual reporting required under the final rules for Tier 2 offerings will result in issuers only having “reasonably current information” and “adequate current public information” for the portions of the year during which the financial statements of such issuers continue to satisfy the respective rules, and issuers must also voluntarily submit on Form 1-U quarterly financial statements or other information necessary to satisfy the respective rule requirements in order to provide reasonably current and adequate current public information on a year-round basis. In such instances, and provided that the financial statements otherwise meet the financial statement requirements of Form 1-SA, such voluntarily provided quarterly information could satisfy the “reasonably current information” and “adequate current public information” requirements of Rule 144 and Rule 144A. An issuer that is therefore current in its required semiannual reporting and voluntarily provides quarterly financial statements on Form 1-U will have provided reasonably current and adequate current public information for the entirety of such year under Rule 144 and Rule 144A. Most importantly, if the Company does not voluntarily provide quarterly financial statements on Form 1-U in addition to satisfying the required ongoing reporting requirements of Regulation A, stockholders will not be able to rely on Rule 144 and 144A in regards to the resale of their shares.

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Secondary sales may reduce issuer proceeds in an offering.

Secondary sales are aggregated with issuer sales for purposes of compliance with the maximum offering amount permissible under the respective tiers of a Regulation A offering, which, although partly mitigated by the 30% limit on secondary sales imposed during the initial 12-month period, may reduce the maximum amount of issuer sales in a Regulation A offering. The Company intends to allow up to 10% of the aggregate Regulation A offering price to be secondary sales of Company common stock by selling shareholders who are participants in this Offering.

MANAGEMENT, OFFICERS AND DIRECTORS

No director or officer of the Company (i) has been the subject of a petition for bankruptcy, receivership, or similar proceedings at any time in the past; (ii) has been an officer, director, or in a similar management position of any business entity that was the subject of a petition for bankruptcy, receivership, or similar proceedings at any time in the past; (iii) has been convicted in a criminal proceeding, excluding traffic violations or other minor offenses; (iv) is named as the subject of a pending criminal proceeding, excluding traffic violations or other minor offenses; (v) has been the subject of a court order, judgment or decree in the last five years related to his or her involvement in any type of business, securities, or banking activity; (vi) has been the subject of a court order, judgment or decree in the last five years related to his or her involvement in any type of business, securities, or banking activity; (vii) has had any civil action threatened against him or her related to his or her involvement in any type of business, securities, or banking activity; (viii) has had any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against him or her in the last five years as a result of his or her involvement in any type of business, securities, or banking activity; (ix) is the subject of a pending administrative proceeding related to his or her involvement in any type of business, securities, or banking activity; (x) has had any administrative proceeding threatened against him or her related to his or her involvement in any type of business, securities, or banking activity; (xi) has had a self- regulatory agency impose a sanction against him or her in the last five years as a result of his or her involvement in any type of business, securities, or banking activity; (xii) is the subject of a pending self-regulatory organization proceeding related to his or her involvement in any type of business, securities, or banking activity; or (xiii) has had any self-regulatory organization proceeding been threatened against him or her related to his or her involvement in any type of business, securities, or banking activity.

The directors and officers of the Company are listed below along with all positions and offices held at the Company, their principal occupation and employment responsibilities for the past three (3) years, and their educational background and qualifications.

Executive Officers and Directors of Baqua, Inc.

The table below sets forth our managers and executive officers as of the date of this FORM C-AR

Name	Position	Term of Office	Approximate Hours Per Week

Sandra W. Marlowe	Director and Chief Executive Officer	Inception to Present (1)	60

Byron Marlowe	Director and Chief Operating Officer	Inception to Present (1)	(2)

Rachael M. Bullock	Director and Corporate Secretary	Inception to Present (1)	(2)

(1)	This person serves in this position until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in March 2014, or since the date indicated, if not since inception.

(2)	This person works part-time on a very limited basis for the Company.

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Sandra W. Marlowe, our Chief Executive Officer from inception to the present, is the founder of the Company and initiated the development of the Baqua brand and its products. In January 2011, Sandra was a founding partner of Royalty Ridge LLC, a healthy food and beverage company that is the controlling shareholder of Baqua, Inc. From January 2010 until December 2013, she served as Chief Executive Officer of Royalty Ridge, where she gained experience in bringing health-based food products to market, including Marlowe Granola.

Sandra is an active inventor outside of Baqua, Inc. and Royalty Ridge, LLC, and has a portfolio of products and inventions that are in various stages of development. In 2000, she filed a patent to protect a children’s educational product she invented. From 2005 to the present, Sandra has been active in the Central Kentucky Inventors Club.

Sandra is a competitive swimmer in amateur competition and competes with United States Masters Swimming. She set numerous state records, has placed top 10 nationally and in the top 20 at international competitions. As an athlete, Sandra is aware of the need for beverages that optimize training and performance. She attended the University of Florida in Gainesville, Florida, where she concentrated in Health Education.

Byron Marlowe, our Chief Operating Officer, is a co-founder of the Company and helped develop the Baqua brand and its products. He helped found our Company and became our COO in March 2014. In January 2011, Marlowe was a founding partner of Royalty Ridge LLC, a healthy food and beverage company that is the controlling shareholder of Baqua, Inc. From January 2010 until December 2013, he served as Chief Operating Officer of Royalty Ridge, where he gained experience in bringing multiple health-based food products to market, including Marlowe Granola.

From 2002 until 2008, Marlowe was in active service with the U.S. Army, where he served as a Team Leader. During his military service, Marlowe was selected for an elite military unit and received numerous awards for his meritorious service overseas. From 2008 until 2009, Marlowe worked as a consultant for the U.S. Department of Veterans Affairs, where he led process and efficiency improvement programs. From May 2010 until April 2016, Marlowe served as Program and Operations Director for the Life Adventure Center, where he led the exponential growth program and was as awarded Kentucky 2015 Veteran of the Year for innovative work with veterans.

Marlowe has been a frequent lecturer and author on organizational development, team building, and philanthropy for the University of Kentucky, the Department of Defense and other clients. He also provides leadership development trainings for executive and staff teams. Marlowe attended the University of Kentucky and was awarded a B.A. in Business Administration in 2009.

Rachael M. Bullock, our corporate Secretary, is a co-founder of the Company and helped develop the Baqua brand and its products. In January 2011, Bullock was a founding partner of Royalty Ridge LLC, a healthy food and beverage company that is the controlling shareholder of Baqua, Inc. From January 2010 until December 2013, she served in an advisory capacity to Royalty Ridge, where she gained experience in bringing multiple health-based food products to market, including Marlowe Granola.

In 1997, Rachael graduated with an associate degree in nursing from College of the Albemarle in Elizabeth City, North Carolina. While at College of the Albemarle, in 1997 she started her own business as a representative with Mary Kay Cosmetics and from her graduation from College of the Albemarle in 1997 to the present, she has been a full-time entrepreneur with Mary Kay. Currently, Rachael is an Executive Senior Sales Director with Mary Kay Cosmetics, placing in the top 1% of the company and is consistently responsible for more than $2 million in annual sales, directing a sales team that conducts business in all 50 states.

Rachael travels the country teaching female entrepreneurs on leadership and business success practices. She is passionate about empowering women to reach their dreams and goals. Drawing from her experience in sales and entrepreneurship, Rachael enjoys partnering with other small business owners and start-up companies to support their growth and development.

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Executive Compensation

Since its inception in March 2014, Baqua has paid the following annualized salaries to its executive officers:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)

Sandra W. Marlowe	Chief Executive Officer	$0	$0	$0

Byron Marlowe	Chief Operating Officer	$0	$0	$0

Rachael M. Bullock	Corporate Secretary	$0	$0	$0

We may commence paying salaries and providing other employment benefits to our executive officers in the near future in amounts to be determined by our board of directors, when the Company has sufficient funds. Our directors and executive officers are also reimbursed for their business expenses. We expect to pay employee compensation in the form of salary, bonus, and benefits to other executive officers who may be hired during the fiscal year ending December 31, 2017, in amounts to be determined. The employment compensation for certain executive officers may include automobile and housing allowances.

Control/Major Decisions

The Company is controlled by our officers and directors. Our officers and directors currently hold the majority of our issued and outstanding common stock. Shareholders outside of the officers and directors will not have the ability to control a vote by the stockholders or the board of directors and will not be able to influence our policies or any other corporate matter, including the election of directors, changes to our company’s governance documents, additional issuances of securities, company repurchases of securities, a sale of the company or of assets of the company or transactions with related parties.

Indemnification

Indemnification is authorized by the Company to the appointed officers and directors for any action taken or any failure to act on behalf of the Company within the scope of the authority conferred on the officers and directors or such officers and directors by the Company’s Articles of Incorporation, Bylaws or by law, except for fraud, reckless or willful misconduct, gross negligence, bad faith, knowing violation of law, or an intentional breach of fiduciary duty. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Note Payable to a Related Party

During the three-month period ended March 31, 2016, the Company received total cash proceeds of $18,000 from Royalty Ridge, LLC, the Company’s largest shareholder who has controlling ownership of the Company. The Company has recorded the $18,000 has a “note payable to a related party” on its balance sheet. This note does not have a stated term and the Company will be computing interest on the outstanding principal balance at the rate of eight (8%) percent per annum.

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Royalty Ridge, LLC is owned and controlled by Sandra Marlowe, the Company’s Chairman and Chief Executive Officer, and Byron Marlowe, the Company’s Chief Operating Officer. As of December 31, 2015, Royalty Ridge, LLC owned 95% of the 1,990,000 shares of the Company’s common stock that were issued and outstanding.

The Company intends to repay the $18,000 principal balance and any accrued and unpaid interest with funds received from future cash flows or fundraisings.

OWNERSHIP AND CAPITAL STRUCTURE

Capitalization

Our authorized capital stock consists of 8,000,000 shares of common stock, par value $0.0001 per share, of which 2,077,805 shares are issued and outstanding as of April 30, 2017. As of April 30, 2017, we also have issued and outstanding warrants for the purchase of 209,110 shares of common stock at an exercise price of $2.00 per share, and one note convertible to 30,000 shares of common stock at a conversion price of $1.80 per share, so that on a fully-diluted basis, the Company would have 2,316,915 shares of common stock issued and outstanding.

Our authorized capital stock also includes 2,000,000 shares of Preferred Stock, par value $0.0001, none of which are issued or outstanding. Under Delaware law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in our company.

The Company has issued the following outstanding securities:

Type of security	Common Stock

Amount outstanding	2,316,915 (on a fully-diluted basis)

Voting Rights	One vote per Share

Anti-Dilution
Rights	None

Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 2,000,000 shares of Preferred Stock, par value $0.0001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have no shares of Preferred Stock outstanding.

Principal Security Holders

A majority percentage of the Company’s equity is owned by one member, Royalty Ridge, LLC. Below, all beneficial owners of 20% percent or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

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Shareholder	Percentage of Common Shares Owned (1)

Royalty Ridge LLC	81.6%

(1) Shares expressed on a fully-diluted basis of 2,316,915. The Company, as of September 20, 2016, has issued and outstanding 2,077,805 shares of common stock, warrants for the purchase of 209,110 shares of common stock at an exercise price of $2.00 per share, and one note convertible to 30,000 shares of common stock at a conversion price of $1.80. No preferred shares are issued or outstanding.

The following table sets forth information regarding beneficial ownership of our common stock as of April 30, 2017 and as adjusted to reflect the sale of shares of our common stock offered by this Private Placement Memorandum, by:

●	each of our directors and the named executive officers;

●	all of our directors and executive officers as a group; and

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting and investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

As indicated, the stockholders named in the following table possess voting and investment power over their shares of common stock. Percentages in the table below are expressed on a fully-diluted basis. The Company, as of April 30, 2017, has issued and outstanding 2,077,805 shares of common stock, warrants for the purchase of 209,110 shares of common stock at an exercise price of $2.00 per share, and one note convertible to 30,000 shares of common stock at a conversion price of $1.80 per share, so that on a fully-diluted basis, the Company would have 2,316,915 shares of common stock issued and outstanding. We have no shares of preferred stock outstanding.

Unless otherwise noted below, the address of each person listed on the table is c/o Baqua, Inc., 325 West Main Street, Third Floor, Lexington, Kentucky 40507.

	Shares Beneficially Owned
Name and Position of Management	Number		Percent
Sandra W. Marlowe, Director and Officer	1,890,500	(2)	90.99%

Byron Marlowe, Director and Officer	1,890,500	(2)	90.99%

Rachael Bullock, Director and Officer	1,890,500	(2)	90.99%

Officers and Directors as a Group	1,890,500		90.99%

1.	Assumes 2,077,805 shares of our common stock are issued.

2.	All shares beneficially owned by Sandra W. Marlowe, Byron Marlowe and Rachael Bullock are owned directly by Royalty Ridge, LLC, a Kentucky limited liability company owned by Sandra W. Marlowe, Byron Marlowe, Rachael Bullock and other members of the Marlowe family. Sandra W. Marlowe possesses 51% voting and investment power over the shares of common stock owned by Royalty Ridge, LLC, Byron Marlowe owns 9.8% voting and investment power over the shares of common stock owned by Royalty Ridge, LLC, and Rachael Bullock owns 9.8% voting and investment power over the shares of common stock owned by Royalty Ridge, LLC.

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Stock, Warrants and Other Compensation

The Company has granted 209,110 warrants, to purchase an equal number of shares, of the Company’s common stock at a per share price of $2.00. The Company has not granted issued, or entered, and there is not currently in force or effect, any purchase agreement, option, or other right under which any person has rights to purchase or acquire any ownership interest in the Company.

Transfer Agent and Registrar

Colonial Stock Transfer acts as transfer agent and registrar for the Securities.

Restrictions on Transfer

Transfers of the Securities are subject to state and federal securities laws. The Securities being offered may not be transferred by any Purchaser of such Securities during the one-year holding period beginning when the Securities were issued, unless such securities are transferred: (i) to the Company, (ii) to an accredited investor, as defined by Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, (iii) as part of an offering registered with the SEC, or (iv) to a member of the family of the Purchaser or the equivalent, to a trust controlled by the Purchaser, to a trust created for the benefit of a family member of the Purchaser or the equivalent, or in connection with the death or divorce of the Purchaser or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

Related Person Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any manager or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

The Company has conducted the following transactions with related persons: Note Payable to a Related Party

During the three-month period ended March 31, 2016, the Company received total cash proceeds of $18,000 from Royalty Ridge, LLC, the Company’s largest shareholder who has controlling ownership of the Company. The Company has recorded the $18,000 has a “note payable to a related party” on its balance sheet. This note does not have a stated term and the Company will be computing interest on the outstanding principal balance at the rate of eight (8%) percent per annum.

Royalty Ridge, LLC is owned and controlled by Sandra Marlowe, the Company’s Chairman and Chief Executive Officer, and Byron Marlowe, the Company’s Chief Operating Officer. As of December 31, 2015, Royalty Ridge, LLC owned 95% of the 1,990,000 shares of the Company’s common stock that were issued and outstanding.

Conflicts of Interest

The Company is not aware that it has engaged in any transactions or relationships that may give rise to a conflict of interest with the Company, its operations and its security holders.

OTHER MATERIAL INFORMATION

Bad Actor Disclosure

After due and reasonable inquiry, the Company represents that, to its best information, knowledge, and belief, neither the Company, any member of the Company, any promoter connected the company, any person that has been or will be paid remuneration for solicitation of purchases in connection with this Offering, nor any other person listed in Section 227.503(a) of Regulation CF in connection with the Company has been subjected to or the recipient of any conviction, order, judgment, decree, suspension, expulsion, bar, or other event that is a disqualifying event as contemplated under Section 227.503 of Regulation CF.

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FINANCIAL INFORMATION

Baqua, Inc.

Condensed Balance Sheets

	As of December 31, 2016	As of December 31, 2015
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash	$29,651	$4,723
Total current assets	29,651	4,723

Property and equipment, net of accumulated depreciation	-	325

Total assets	$29,651	$5,048

Liabilities and Stockholder’s Deficit

Current liabilities:
Accounts payable and accrued expenses	$7,895	$-
Due to related party	58,131	8,721
Due to related party - Officer/Director	2,100	2,100
Convertible note payable and accrued interest	55,372	-
Note payable to Officer/Director	19,166	-
Total current liabilities	142,664	10,821

Stockholders’ deficit:
Common stock, 8,000,000 shares authorized, par value $0.0001 per share, 2,077,805 shares issued and outstanding	207	199
Subscriptions receivable	(26,500)	-
Additional paid-in capital	491,193	56,476
Accumulated deficit	(577,913)	(62,448)
Total stockholders’ deficit	(113,013)	(5,773)

Total liabilities and stockholder’s equity	$29,651	$5,048

See accompanying notes to the financial statements

These condensed consolidated financial statements have been adjusted to retroactively reflect the conversion by the Company from a Kentucky limited liability company to a Delaware corporation on March 28, 2016

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Baqua, Inc.

Condensed Statements of Operations

	For the Twelve Months Ended December 31, 2016	For the Twelve Months Ended December 31, 2015
	(Unaudited)	(Audited)
Revenue	$23,184	$-

Cost of revenue	16,525	-

Gross profit	6,659	-

Operating expenses:
Research and development expenses	263	8,213
Sales and marketing expense	75,207	24,980
General and administrative expense	168,974	8,782
Warrant expense	274,026	-
Total operating expenses	518,470	41,975

Loss from operations	(511,811)	(41,975)

Interest expense, net	(3,654)	(960)

Net loss	$(515,465)	$(42,935)

Net loss per share - basic and diluted	$(0.25)	$(0.02)

Weighted common shares outstanding - basic and diluted	2,039,729	1,990,000

See accompanying notes to the financial statements

These condensed consolidated financial statements have been adjusted to retroactively reflect the conversion by the Company from a Kentucky limited liability company to a Delaware corporation on March 28, 2016

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Baqua, Inc.

Statement of Changes in Stockholders’ Deficit

(Unaudited)

	Shares Issued	Par Value	Additional Paid In Capital	Subscription Receivable	Accumulated Deficit	Stockholders’ Deficit
Balance as of December 31, 2013	-	$-	$-	$-	$-	$-

Shares issued to Founder for cash proceeds of $52,000	1,890,500	$189	$44,711	$(37,900)	$-	$7,000

Shares issued to Founder for cash proceeds of $11,775	99,500	$10	$11,765	$(1,775)	$-	$10,000

Net loss	-	$-	$-	$-	$(19,513)	$(19,513)

Balance as of December 31, 2014	1,990,000	$199	$56,476	$(39,675)	$(19,513)	$(2,513)

Cash proceeds from Founder who was issued 1,890,500 shares on March 14, 2014	-	$-	$-	$37,900	$-	$37,900

Cash proceeds from Founder who was issued 99,500 shares on March 14, 2014	-	$-	$-	$1,775	$-	$1,775

Net loss	-	$-	$-	$-	$(42,935)	$(42,935)

Balance as of December 31, 2015	1,990,000	$199	$56,476	$-	$(62,448)	$(5,773)

Issuance of 74,555 shares of common stock for cash proceeds of $1.80 per share	74,555	$7	$134,192	$-	$-	$134,199

Issuance of 13,250 shares of common stock for cash proceeds of $2.00 per share	13,250	$1	$26,499	$(26,500)	$-	$-

Amortization of warrants issued during fiscal year 2016	-	$-	$274,026	$-	$-	$274,026

Net loss	-	$-	$-	$-	$(515,465)	$(515,465)

Balance as of December 31, 2016	2,077,805	$207	$491,193	$(26,500)	$(577,913)	$(113,013)

See accompanying notes to the financial statements

These condensed consolidated financial statements have been adjusted to retroactively reflect the conversion by the Company from a Kentucky limited liability company to a Delaware corporation on March 28, 2016

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Baqua, Inc.

Statement of Cash Flows

	For the Twelve Months Ended December 31, 2016	For the Twelve Months Ended December 31, 2015
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss from operations	$(515,465)	$(42,935)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	325	216
Amortization of warrants	274,026	-
Accrued and unpaid interest on convertible note payable	1,372	-
Accrued and unpaid interest on note payable to Officer/Director	1,166	-

Changes in operating assets and liabilities:
Increase/(decrease) in accounts payable and accrued expenses	7,895	-

Net cash used in operating activities	(230,681)	(42,719)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Borrowings from related parties, net of repayments	49,410	4,342
Proceeds from the issuance of a note payable to Officer/Director	18,000	-
Proceeds from the issuance of a convertible note payable	54,000	-
Proceeds from the sale of the Company’s common stock, net of subscriptions receivable	134,199	39,675
Net cash provided by financing activities	255,609	44,017

Net change in cash	$24,928	$1,298
Cash at beginning of period	$4,723	$3,425
Cash at end of period	$29,651	$4,723

Interest paid	$2,661	$1,044
Taxes paid	$-	$-

See accompanying notes to the financial statements

These condensed consolidated financial statements have been adjusted to retroactively reflect the conversion by the Company from a Kentucky limited liability company to a Delaware corporation on March 28, 2016

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NOTE 1 - Nature of Operations

Organization and Description of Business

Baqua, Inc. (“Baqua”, “we”, “us”, “our”, or the “Company”) is a Delaware corporation formed on March 14, 2014 as a Kentucky limited liability company under the name of Belgrio, LLC, and converted to a Delaware stock corporation as Baqua, Inc. on March 28, 2016. Baqua is based in Lexington, Kentucky and New York, New York and was founded to sell beverage products into a niche market in the beverage industry, the nutraceutical functional beverage category. As of the date of this private placement memorandum, Baqua has developed five beverage products, which we intend to produce, market, sell and distribute by developing a regional distribution system in the U.S.A. Baqua is a development stage company with no revenue generation up to the date of this private placement memorandum. We have not made any sales and do not have an existing customer base.

NOTE 2 - Summary of Significant Accounting Policies

Principles of Reporting

This summary of significant accounting policies of Baqua, Inc. is presented to assist m understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

During the fiscal year ended December 31, 2016, the Company recorded net revenue of $23,184. The Company had no revenues during fiscal year 2015. As previously stated, the Company does not have a history of consistently generating revenue, and there can be no assurance that the Company will succeed in generating significant revenue in the future.

Cash and Cash Equivalents

As of December 31, 2016, the Company had available cash in the amount of $29,651, which is an increase of $24,928 from the $4,723 cash balance at December 31, 2015.

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The Company considers cash equivalents with original maturities of ninety (90) days or less to be cash equivalents. The Company did not have any cash equivalents as of both December 31, 2014 and December 31, 2015.

Inventory

The Company had no inventory as of December 31, 2016, nor did it have any inventory as of December 31, 2015.

Property and Equipment

The Company had computer equipment in the amount of $1,298 as of December 31, 2016. This represents a laptop that was purchased during fiscal year 2014. As of December 31, 2016, this equipment had been fully depreciated and had a net book value of zero.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised. The Company did not have any capitalized fundraising/offering costs as of December 31, 2016 and December 31, 2015.

Impairment of Long Lived Assets

Current accounting literature requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company did not have any long-lived assets as of December 31, 2016, nor did it have any as of December 31, 2015.

Fair Value of Financial Instruments

The Company has adopted a standard related to the accounting for financial assets and financial liabilities and items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. This standard provides a single definition of fair value and a common framework for measuring fair value as well as new disclosure requirements for fair value measurements used in financial statements. Fair value measurements are based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, and are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company would use the most advantageous market, which is the market that the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement. The adoption of this standard did not have a material effect on the Company’s financial position, results of operations or cash flows.

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The Company has adopted an accounting standard for applying fair value measurements to certain assets, liabilities and transactions that are periodically measured at fair value. The adoption did not have a material effect on the Company’s financial position, results of operations or cash flows. The Company follows the FASB issued amendments to the accounting standards related to the measurement of liabilities that are routinely recognized or disclosed at fair value. This standard clarifies how a company should measure the fair value of liabilities, and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The adoption of this standard did not have a material impact on the Company’s financial statements. The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

As of both December 31, 2016 and December 31, 2015, the Company’s only assets consisted of cash and equipment, both of which are Level 1 assets.

As of both December 31, 2016 and December 31, 2015, the Company’s only liabilities consisted of accounts payable, accrued and unpaid interest, and debt borrowings, all of which are Level 1 liabilities.

The following is a summary of the Company’s assets and liabilities as of December 31, 2016:

	As of December 31, 2016
	Level 1	Level 2	Level 3
Cash	$29,651	$-	$-
Accounts payable and accrued expenses	7,895	-	-
Due to related party	58,131	-	-
Due to related party - Officer/Director	2,100	-	-
Convertible note payable and accrued interest	55,372	-	-
Note payable to Officer/Director	19,166	-	-
Total	$172,315	$-	$-

Stock Based Compensation

The Company records stock-based compensation as a charge to earnings net of the estimated impact of forfeited awards. As such, the Company recognizes stock-based compensation cost only for those stock-based awards that are estimated to ultimately vest over their requisite service period, based on the vesting provisions of the individual grants. The cumulative affect on current and prior periods of a change in the estimated forfeiture rate is recognized as compensation cost in earnings in the period of the revision.

Accounts Receivable

The Company had no outstanding Accounts Receivables as of December 31, 2016 and December 31, 2015, respectively. Therefore, there was no need for an allowance for Doubtful Accounts.

Basic and Diluted Net Loss Per Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As a result of the Company having net losses, there were no potentially dilutive securities at December 31, 2016 and December 31, 2015, respectively.

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NOTE 3 - Assets

The Company’s only recorded assets as of both December 31, 2016 and December 31, 2015 were cash and computer equipment. The Company’s cash balances were $29,651 and $4,723 as of December 31, 2016 and December 31, 2015, respectively.

The Company had computer equipment in the amount of $1,298 as of December 31, 2016. This represents a laptop that was purchased during fiscal year 2014. As of December 31, 2016, this equipment had been fully depreciated and had a net book value of zero. As of December 31, 2015, the net book value of this computer equipment was $325.

NOTE 4 - Liabilities

As of December 31, 2016, the Company had total liabilities of $142,664, which represents an increase of $131,843 from total liabilities of $10,821 as of December 31, 2015. As of both December 31, 2016 and December 31, 2015, the Company’s only liabilities consisted of accounts payable, accrued and unpaid interest, and debt borrowings.

As of December 31, 2016, the Company had accounts payable and accrued liabilities of $7,895, which consisted of $1,000 of trade payables and $6,895 of credit card liabilities.

As of December 31, 2016, the Company had related party borrowings of $58,131, of which $56,656 was from Royalty Ridge LLC, which is the Company’s largest shareholder (see “NOTE 6 – Controlling Ownership”). As of December 31, 2015, related party borrowings totaled $8,721, all of which was owed to Royalty Ridge LLC.

As of December 31, 2016, the Company owed $2,100 to Sandra Marlowe, who is the Company’s Chief Executive Officer and a Director. This balance was unchanged from December 31, 2015, as the funds were originally loaned to the Company during fiscal year 2015 and no subsequent contributions/loans have been made to the Company by Sandra Marlowe.

During the fiscal year ended December 31, 2016, the Company received total cash proceeds of $18,000 from Royalty Ridge, LLC, which is the Company’s largest shareholder who has controlling ownership of the Company (see “NOTE 6 – Controlling Ownership”). The Company recorded the $18,000 as a “note payable to an Officer/Director” on its balance sheet as of December 31, 2016. This note does not have a stated term and the Company will be computing interest on the outstanding principal balance at the rate of eight (8%) percent per annum. For fiscal year 2016, the Company recorded accrued and unpaid interest in the amount of $1,166. As of December 31, 2016, principal and accrued and unpaid interest totaled $19,166.

During the fiscal year ended December 31, 2016, the Company issued a convertible promissory note for cash proceeds to the Company in the amount of $54,000.00. The Holder of this convertible promissory note can, at his/her sole discretion, convert some, or all, of the outstanding and unpaid principal balance into 60,000 shares of the Company’s common stock at a conversion price of $1.80 per share. This convertible promissory note has a one (1) year term and an annual rate of interest equal to nine (9) percent. For fiscal year 2016, the Company recorded accrued and unpaid interest in the amount of $1,372. As of December 31, 2016, principal and accrued and unpaid interest totaled $55,372.

NOTE 5 – Stockholders’ Deficit

As previously stated, the Company was originally organized as a Kentucky limited liability company on March 14, 2014. On said date, the Company issued, in the aggregate, one thousand (1,000) Membership Units, with one (1) Member receiving nine hundred fifty (950) Membership Units and the other Member receiving the remaining fifty (50) Membership Units. From the March 14, 2014 date of issuance through December 31, 2015, the two (2) Members made, from time-to-time and at their sole discretion, total cash contributions of $56,675, in the aggregate, which were recorded as the consideration paid by each Member for their respective Membership Units.

On March 28, 2016, the Company was converted into a Delaware corporation whereby the above-mentioned Members had their Membership Units converted into shares of common stock. The following table summarizes the Company’s capitalization both before and after the Company’s conversion to a Delaware corporation:

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	Original Capitalization as a Kentucky Limited Liability Company		Capitalization After Converting to a Delaware Corporation
	Membership Units Issued on March 14, 2014	Total Consideration Paid/Capitalization	Shares Received Upon Conversion of Membership Units	Par Value of Common Stock	Additional Paid-In Capital	Total Capitalization
Member 1	950	$44,900	1,890,500	$189	$44,711	$44,900
Member 2	50	$11,775	99,500	$10	$11,765	$11,775
Totals	1,000	$56,675	1,990,000	$199	$56,476	$56,675

Upon its conversion to a Delaware corporation, the Company was authorized to issue a total of 2,000,000 shares of preferred stock, none of which has been issued, and a total of 8,000,000 shares of common stock, of which 2,077,805 shares of common stock were issued and outstanding as of December 31, 2016. Both the preferred and common stock have par values of $0.0001 per share.

The above-referenced financial statements have been adjusted to retroactively reflect the conversion by the Company from a Kentucky limited liability company to a Delaware corporation. Due to the fact that (a) all of the initial 1,990,000 shares of common stock (originally the Membership Units) were issued on March 14, 2014, the date of inception, and (b) were paid for by periodic payments to the Company beginning on April 8, 2014, and ending by December 31, 2015, the Company recorded the amount owed by each stockholder as a “subscription receivable”, which is a contra-equity account on the Company’s balance sheet. As these two (2) stockholders paid the Company for their 1,990,000 shares, the Company reduced the amount of the subscription receivable by the same amount as the payment received from the stockholder. Upon payment in full by both stockholders, which occurred on or before December 31, 2015, the balance of the subscription receivable account was zero.

On May 2, 2016, the Company opened an exempt intrastate offering in the State of Kentucky pursuant to Rule 147, whereby the Company offered 140,000 shares of its common stock at a price of $1.80 per share. Purchasers of these shares will also receive warrants to purchase an equal number of shares, in this case 140,000 shares in the aggregate, of the Company’s common stock at a per share price of $2.00. This Rule 147 intrastate offering was made to a select group of Kentucky resident investors with substantial pre-existing relationships with the Company’s Founders and Management. During fiscal year 2016, the Company sold 74,555 shares, in the aggregate, of its common stock to six (6) investors for total cash proceeds to the Company in the amount of $134,199.

On October 20, 2016, the Company opened a Regulation CF crowdfunding offering with the online funding portal Start Engine, which closed on December 31, 2016 and raised proceeds of $26,500 from the sale of 13,250 shares of the Company’s common stock to twenty investors. As of December 31, 2016, the Company had not received the cash proceeds related to the sale of the 13,250 shares of its common stock. Accordingly, the Company recorded a $26,500 “subscriptions receivable” in the equity section of its balance sheet.

The following table summarizes the Company’s outstanding common stock as of December 31, 2016 and December 31, 2015:

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	As of December 31, 2016		As of December 31, 2015
Shareholder Group	Shares of Stock Owned	% Owned of Total Outstanding	Shares of Stock Owned	% Owned of Total Outstanding
Original Members/shareholders	1,990,000	95.77%	1,990,000	100.00%
Exempt intrastate offering shareholders	74,555	3.59%	-	-
Regulation CF shareholders	13,250	0.64%	-	-
Totals	2,077,805	100.00%	1,990,000	100.00%

Warrants

The following table summarizes the Company’s warrant transactions since the Company’s inception on March 14, 2014 through December 31, 2016:

Warrants outstanding as of March 14, 2014	-
Issued	-
Exercised	-
Expired/forfeited/cancelled	-
Warrants outstanding as of December 31, 2014	-
Issued	-
Exercised	-
Expired/forfeited/cancelled	-
Warrants outstanding as of December 31, 2015	-
Issued	209,110
Exercised	-
Expired/forfeited/cancelled	-
Warrants outstanding as of December 31, 2016	209,110

On May 2, 2016, the Company opened an exempt intrastate offering in the State of Kentucky pursuant to Rule 147, whereby the Company offered 140,000 shares of its common stock at a price of $1.80 per share. This Rule 147 intrastate offering was made to a select group of Kentucky resident investors with substantial pre-existing relationships with the Company’s Founders and Management. During fiscal year 2016, the Company sold 74,555 shares, in the aggregate, of its common stock to six (6) investors for total cash proceeds to the Company in the amount of $134,199. These six (6) investors also received warrants to purchase 149,110, in the aggregate, shares of the Company’s common stock at a per share price of $2.00. These warrants had a two (2) year term and vested immediately. The warrants were valued at the date of grant using the Black-Scholes-Merton option pricing model utilizing the following assumptions:

(a)	Dividend yield of zero

(b)	Expected volatility of 159.75%

(c)	Risk free rate of 0.19%

(d)	Per share stock price of $1.80 (consistent with per share price for recent offering)

(e)	Per share exercise price of $2.00

(f)	Term of two (2) years

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With regard to the estimated volatility of 159.75%, note that the Company arrived at this value after analyzing several years of stock price volatility of the following publicly traded specialty beverage companies:

Company Name	Ticker Symbol
Jones Soda	JSDA
Alkaline Water	WTER
Celsius Holdings	CELH
Barfresh	BRFH
Mojo	MOJO
Long Island Iced Tea	LTEA

The resulting estimated value of these warrants was $195,404. Given that these warrants were fully vested at the time of grant, the Company expensed the entire value of the warrants during fiscal year 2016, which resulted in a non-recurring $195,404 non-cash expense.

During the fiscal year ended December 31, 2016, the Company issued a convertible promissory note, which is convertible into 60,000 shares of the Company’s common stock at a conversion price of $1.80 per share, for cash proceeds to the Company in the amount of $54,000.00. The Holder of this convertible promissory note also received warrants to purchase 60,000 shares of the Company’s common stock at a per share price of $2.00. These warrants had a two (2) year term and vested immediately. The warrants were valued at the date of grant using the Black-Scholes-Merton option pricing model utilizing the following assumptions:

(a)	Dividend yield of zero

(b)	Expected volatility of 159.75%

(c)	Risk free rate of 0.17%

(d)	Per share stock price of $1.80 (consistent with per share price for recent offering)

(e)	Per share exercise price of $2.00

(f)	Term of two (2) years

The resulting estimated value of these warrants was $78,622. Given that these warrants were fully vested at the time of grant, the Company expensed the entire value of the warrants during fiscal year 2016, which resulted in a non-recurring $78,622 non-cash expense.

The following table summarizes the Company’s outstanding and unexercised warrants as of December 31, 2016:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Unexpensed Aggregate Intrinsic Value
Warrants issued to exempt intrastate offering shareholders	149,110	$2.00	1.58	-
Warrants issued to noteholders	60,000	$2.00	1.75	-
Total as of December 31, 2016	209,110	$2.00	1.63	-

Fully Diluted

The following table summarizes the Company’s outstanding common stock assuming all outstanding warrants are exercised:

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Scenario	As of December 31, 2016			Represents Fully Diluted
Shareholder Group	Shares of Stock Owned	% Owned of Total Outstanding	Warrants Exercised	Shares of Stock Owned	% Owned of Total Outstanding
Original Members/shareholders	1,990,000	95.77%	-	1,990,000	87.02%
Exempt intrastate offering shareholders	74,555	3.59%	149,110	223,665	9.78%
Regulation CF shareholders	13,250	0.64%	-	13,250	0.58%
Holder of convertible promissory note	-	0.00%	60,000	60,000	2.62%
Totals	2,077,805	100.00%	209,110	2,286,915	100.00%

NOTE 6 – Controlling Ownership

As of both December 31, 2016 and December 31, 2015, Royalty Ridge, LLC (“Royalty Ridge”), a Kentucky limited liability company that is owned and controlled by Sandra Marlowe, the Company’s Chairman and Chief Executive Officer, and Byron Marlowe, the Company’s Chief Operating Officer, held controlling ownership of the Company. The following table details Royalty Ridge’s controlling ownership as of December 31, 2016 and December 31, 2015, respectively:

	December 31, 2016	December 31, 2015
Shares owned by Royalty Ridge (1)	1,890,500	1,890,500
Total shares issued and outstanding (1)	1,990,000	1,990,000
Percentage ownership	95.00%	95.00%

(1) Adjusted to retroactively reflect March 28, 2016 conversion from a Kentucky limited liability company to a Delaware corporation

As controlling owner, Royalty Ridge is able to exercise significant control over all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying and/or preventing a change in control and might adversely affect the market price of the Company’s common stock. This concentration of ownership may not be in the best interests of the Company’s stockholders. Please see the “Risk Factors” section above.

From time-to-time, and at the sole and complete discretion of Royalty Ridge, expenses incurred by the Company have been paid using Royalty Ridge’s company credit card. These expenses have been recorded by the Company, with the Company subsequently reimbursing Royalty Ridge for said credit card transactions. These transactions have totaled in excess of $50,000 since the Company’s inception on March 14, 2014 through December 31, 2016.

NOTE 7 – Restricted Stock Units

In a previous filing, the Company mistakenly stated that the Company had issued Restricted Stock Grants when in fact the Company had issued Restricted Stock Units (“RSUs”) totaling 125,000.

As of both this filing and as of the fiscal year ended December 31, 2016, the above referenced RSUs had not been granted, but underlying shares have not been issued and are not factored into any of the referenced financial statements and/or equity schedules. Should the Company issue the above referenced RSUs at a future date, the Company will account for them in accordance with generally accepted accounting principles (“GAAP”).

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NOTE 8 - Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. From its inception on March 14, 2014 through December 31, 2016, the Company has incurred net losses totaling $577,913. In addition, the Company has negative working capital of $113,013 as of December 31, 2016 and the Company has experienced negative cash flows from operating activities for the fiscal years ended December 31, 2016 and December 31, 2015.

Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing, and/or succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During the fiscal years ended December 31, 2016 and December 31, 2015, Management devoted considerable effort toward (i) obtaining additional capital, (ii) controlling salaries and general and administrative expenses, and (iii) management of accounts payable and cash disbursements. While Management believes that these actions have been beneficial, the Company currently has limited liquidity, limited access to capital, and no revenue generating activities. These factors, and others, raise substantial doubt about our ability to continue as a going concern. Management anticipates the Company will be dependent, for the foreseeable future, on additional capital to fund further development of our infrastructure and to fund operations until such time we have sufficient revenues to meet our cost structure. Additional capital is required in order to effect the Company’s business plan to develop, produce, and market its products. In light of Management’s efforts, there are no assurances that the Company will be successful in obtaining sufficient capital to continue as a going concern.

NOTE 9 – Subsequent Events

In April 2017, the Company’s Board of Directors agreed to amend the warrant agreements granted during fiscal year 2016 (see NOTE 5 – Stockholders’ Deficit) to reflect an exercise price of $2.00 per share. The attached financial statements and accompanying notes have been adjusted to reflect this correction as of December 31, 2016.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Private Placement Memorandum. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Private Placement Memorandum.

Baqua, Inc. (“Baqua”, “we”, “us”, “our”, or the “Company”) is a Delaware corporation formed on March 14, 2014 as a Kentucky limited liability company under the name of Belgrio, LLC and converted to a Delaware stock corporation as Baqua, Inc. on March 28, 2016. Baqua is based in Lexington, Kentucky and was founded to sell beverage products into a niche market in the beverage industry, the nutraceutical functional beverage category. As of the date of this private placement memorandum, Baqua has developed five beverage products, which we intend to produce, market, sell and distribute by developing a regional distribution system in the U.S.A. Baqua is a development stage company with little revenue generation up to the date of this private placement memorandum. We have made limited sales and have a limited customer base.

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Results of Operations

The fiscal years ended December 31, 2016 and December 31, 2015

Revenue. The Company began operations on March 14, 2014 and recorded zero revenue during the fiscal years ended December 31, 2015 and December 31, 2014. The Company recorded net revenue of $23,184 during fiscal year 2016. The Company anticipates revenue growth during fiscal year 2017 as it begins establishing distribution channels for its products. However, as previously stated, the Company does not have a history of consistently generating revenue, and there can be no assurance that the Company will succeed in generating significant revenue in the future.

Cost of goods sold. The Company began operations on March 14, 2014 and recorded zero revenue and zero cost of goods sold during the fiscal years ended December 31, 2015 and December 31, 2014. During fiscal year 2016, the Company recorded cost of goods sold in the amount of $16,525. These expenses consisted of manufacturing/bottling expenses and the cost of raw materials.

Operating Expenses. Operating expenses for the fiscal year ended December 31, 2016 were $518,470, which represents an increase of $476,495 as compared to the $41,975 of operating expenses incurred during fiscal year 2015. The increase in operating expenses was primarily the result of the following:

	FY 2016	FY 2015	Variance
Consulting	$52,500	$-	$52,500
Sales and marketing	75,207	24,980	50,227
Travel	26,082	34	26,048
Legal	21,448	3,328	18,120
Computer and internet	16,178	1,706	14,472
Office expenses	14,488	122	14,366
Education and training	5,638	516	5,122
Accounting and tax	7,245	2,700	4,545
Rent	4,000	-	4,000
Warrant expense	274,026	-	274,026
Totals	$496,812	$33,386	$463,426

The $52,500 increase in consulting expenses was related to fees paid by the Company for business strategy and fundraising expertise. Sales and marketing expenses increased primarily due to fees paid to consultants, which totaled $40,033 in fiscal year 2016 as compared to $4,000 in fiscal year 2015, and online marketing expenses, such as Facebook, Twitter, and LinkedIn, which totaled $9,183 during fiscal year 2016 while no such expenses were incurred during fiscal year 2015.

Warrant expense for the fiscal year ended December 31, 2016 totaled $274,026 and represents the full amortization of warrants issued during fiscal year 2016 (see NOTE 5 – Stockholders’ Deficit). The Company issued warrants to certain investors that granted them the right to purchase 209,110, in the aggregate, shares of the Company’s common stock at a price of $2.00 per share. The warrants vested immediately and allowed the holder to exercise his/her right, at his/her sole discretion, to purchase the underlying shares of common stock at any time after the date of grant and up through the twenty-four (24) month term of the warrant. The warrants were valued at the date of grant using the Black-Scholes-Merton option pricing model, and given the fact that they were fully vested at the time of grant, the Company expensed the entire value of the warrants during fiscal year 2016, which resulted in a non-recurring $274,026 non-cash expense.

During fiscal year 2016, the Company’s operating expenses increased as the Company implemented new phases of its business strategy while also expanding the scope of its initial business activities.

Net Loss. Net loss for the fiscal year ended December 31, 2016 was $515,465, which represents an increase of $472,530 from the $42,935 net loss incurred during fiscal year 2015. The Company’s fiscal year 2016 net loss includes $274,351 of non-cash expenses, which consists of $274,026 of non-recurring warrant expense and $325 of depreciation.

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As previously stated, the Company’s operating expenses increased significantly as the Company implemented new phases of its business strategy while also expanding the scope of its initial business activities. However, the Company’s revenues did not increase enough during fiscal year 2016 to offset the increase in operating expenses, which resulted in an increase in the Company’s fiscal year 2016 net loss.

Currently, operating expenses exceed revenue. The Company cannot assure when, or if, revenue will exceed operating costs. Therefore, the Company cannot assure that it will not sustain further financial losses in the future.

Liquidity and Capital Resources

The following table summarizes both the Company’s cash and working capital amounts as of the specified dates:

	As of December 31, 2016	As of December 31, 2015
Cash	$29,651	$4,723

Working capital	$(113,013)	$(6,098)

As previously stated, from its inception on March 14, 2014 through December 31, 2015, the Company has not had any revenue generating activities. During the fiscal year ended December 31, 2016, the Company generated its first-ever revenues, which totaled $23,184. However, fiscal year 2016 operating expenses increased $476,495 as compared to fiscal year 2015, which resulted in a $472,530 increase in the Company’s fiscal year 2016 net loss as compared to its fiscal year 2015 net loss.

As a result of the Company’s minimal revenues and resulting lack of profitability, the Company has financed its operations by funds contributed/invested by its original Founders, by funds borrowed from related parties, and by the sale of the Company’s common stock for cash.

During the fiscal year ended December 31, 2016, the Company had net related party borrowings of $49,410, with said borrowings being almost entirely from Royalty Ridge LLC, which is the Company’s largest shareholder. During the fiscal year 2015, the Company had $4,342 of net related party borrowings, with said borrowings being entirely from Royalty Ridge LLC.

During the fiscal year ended December 31, 2016, the Company received total cash proceeds of $18,000 from Royalty Ridge, LLC, the Company’s largest shareholder who has controlling ownership of the Company (see NOTE 6 – Controlling Ownership”). The Company recorded the $18,000 as a “note payable to an Officer/Director” on its balance sheet as of December 31, 2016. This note does not have a stated term and the Company will be computing interest on the outstanding principal balance at the rate of eight (8%) percent per annum. For fiscal year 2016, the Company recorded accrued and unpaid interest in the amount of $1,166. As of December 31, 2016, principal and accrued and unpaid interest totaled $19,166.

On May 2, 2016, the Company opened an exempt intrastate offering in the State of Kentucky pursuant to Rule 147 (see NOTE 5 – Stockholders’ Deficit), whereby the Company offered 140,000 shares of its common stock at a price of $1.80 per share. Purchasers of these shares will also receive warrants to purchase an equal number of shares, in this case 140,000 shares in the aggregate, of the Company’s common stock at a per share price of $2.00. This Rule 147 intrastate offering was made to a select group of Kentucky resident investors with substantial pre-existing relationships with the Company’s Founders and Management. During fiscal year 2016, the Company sold 74,555 shares, in the aggregate, of its common stock to six (6) investors for total cash proceeds to the Company in the amount of $134,199. These six (6) investors also received warrants to purchase 149,110, in the aggregate, shares of the Company’s common stock at a per share price of $2.00. These warrants had a two (2) year term and vested immediately. The warrants were valued at the date of grant using the Black-Scholes-Merton option pricing model, and given the fact that they were fully vested at the time of grant, the Company expensed the entire value of the warrants during fiscal year 2016, which resulted in a non-recurring $195,404 non-cash expense.

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During the fiscal year ended December 31, 2016, the Company issued a convertible promissory note (see NOTE 5 – Stockholders’ Deficit) , which is convertible into 60,000 shares of the Company’s common stock at a conversion price of $1.80 per share, for cash proceeds to the Company in the amount of $54,000.00. The Holder of this convertible promissory note also received warrants to purchase 60,000 shares of the Company’s common stock at a per share price of $2.00. These warrants had a two (2) year term and vested immediately. The warrants were valued at the date of grant using the Black-Scholes-Merton option pricing model, and given the fact that they were fully vested at the time of grant, the Company expensed the entire value of the warrants during fiscal year 2016, which resulted in a non-recurring $78,622 non-cash expense. For fiscal year 2016, the Company recorded accrued and unpaid interest in the amount of $1,372. As of December 31, 2016, principal and accrued and unpaid interest totaled $55,372.

On October 20, 2016, the Company opened a Regulation CF crowdfunding offering (see NOTE 5 – Stockholders’ Deficit) with the online funding portal Start Engine, which closed on December 31, 2016 and raised proceeds of $26,500 from the sale of 13,250 shares of the Company’s common stock to twenty investors. As of December 31, 2016, the Company had not received the cash proceeds related to the sale of the 13,250 shares of its common stock. Accordingly, the Company recorded a $26,500 “subscriptions receivable” in the equity section of its balance sheet.

During the fiscal year ended December 31, 2015, Sandra Marlowe, the Company’s Chief Executive Officer and a Director, contributed $2,100 to the Company. The Company recorded the $2,100 as “due to related party - Officer/Director” on its balance sheet as of December 31, 2015. No additional funds were loaned/contributed to the Company by Sandra Marlowe during fiscal year 2016, which resulted in the balance of the “due to related party - Officer/Director” being unchanged as of December 31, 2016.

During the period of January 1, 2015 through December 31, 2015, the Company generated $39,675 of cash via financing activities, all of which was proceeds from the sale of 1,990,000 shares of the Company’s common stock to its two Founders (see NOTE 5 – Stockholders’ Deficit).

The Company will have additional capital requirements during fiscal year 2017. Currently, the Company does not anticipate being able to satisfy its cash requirements solely through the sale of its products, and therefore the Company will attempt to raise additional capital through the sale of its common stock. As a result, the Company intends to file further offerings in 2017, which may include a 506(c) exempt offering, a further Regulation CF offering, and a Regulation A offering. The Company, at its sole discretion, will decide which, if any, of these offerings it will pursue.

The Company cannot assure that it will have sufficient capital to finance its growth and/or business operations or that such capital will be available on terms that are favorable to the Company or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

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SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FORM C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

Baqua, Inc.

By:	/s/ Sandra Marlowe
Sandra Marlowe,
Chief Executive Officer

Date: May 1, 2017

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